EXHIBIT 21.1

             TRIARC COMPANIES, INC. AND SUBSIDIARIES
                 SUBSIDIARIES OF THE REGISTRANT
                         MARCH 30, 1995


           The subsidiaries of Triarc Companies, Inc., their respective states or jurisdictions of organization and the names under which such subsidiaries do business are as follows:

                                                         STATE OR JURISDICTION
                                                         UNDER WHICH ORGANIZED
                                                         ---------------------


NPC Holdings, Inc.(1)........................................Delaware
   National Propane Corporation(1)...........................Delaware
      Adirondack Bottled Gas Corporation of New York.........New York
      Adirondack Bottled Gas Corporation of Vermont..........Vermont
      Carib Gas Corporation of St. Croix (formerly LP
        Gas Corporation of St. Croix)........................Delaware
      Carib Gas Corporation of St. Thomas (formerly LP
        Gas Corporation of St.Thomas)........................Delaware
      Equipment Maintenance, Inc.............................New York
      NPC Leasing Corp.......................................New York
      The Home Gas Corporation of Great Barrington...........Massachusetts
      The Home Gas Corporation of Massachusetts..............Massachusetts
      The Home Gas Corporation of New Hampshire, Inc.........New Hampshire
      The Home Gas Corporation of Pittsfield.................Maine
      The Home Gas Corporation of Plainville.................Connecticut
Citrus Acquisition Corporation(1)............................Florida
    Adams Packing Association, Inc. (formerly New
      Adams, Inc.)...........................................Delaware
    Groves Company, Inc. (formerly New Texsun, Inc.).........Delaware
Home Furnishing Acquisition Corporation(1)...................Delaware
    1725 Contra Costa Property, Inc. (formerly Couroc
      of Monterey, Inc.).....................................Delaware
    Hoyne Industries, Inc. (formerly New Hoyne, Inc.)........Delaware
    Hoyne Industries of Canada Limited.......................Canada
    Hoyne International (U.K.), Inc..........................Delaware
GS Holdings, Inc.(1).........................................Delaware
    GVT Holdings, Inc.(1)....................................Delaware
       Graniteville Company(1)*..............................South Carolina
          C.H. Patrick & Co., Inc............................South Carolina
          Graniteville International Sales, Inc..............South Carolina
          G.M.W. Industries, Inc.***.........................Delaware
          Graniteville Holdings, Inc.........................Delaware
    Southeastern Public Service Company(1)...................Delaware
         Crystal Ice & Cold Storage, Inc.....................Delaware
         PGC Holdings, Inc...................................Delaware
            Public Gas Company (formerly Southeastern
             Propane Gas Company)............................Florida
         Royal Palm Ice Company..............................Florida
         Southeastern Gas Company............................Delaware
             Geotech Engineers, Inc..........................West Virginia
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                   TRIARC COMPANIES, INC. AND SUBSIDIARIES
                    SUBSIDIARIES OF THE REGISTRANT (Cont'd)
                               MARCH 30, 1995


CFC Holdings Corp.(1)**......................................Florida
   Chesapeake Insurance Company Limited......................Bermuda
   RC/Arby's Corporation (formerly Royal Crown
    Corporation).............................................Delaware
            RCAC Asset Management, Inc.......................Delaware
            Arby's, Inc.(1)..................................Delaware
          Arby's Building and Construction Co................Georgia
          Beef Corral Restaurants, Inc.......................Ohio
          Arby's Canada Inc..................................Canada
          Daddy-O's Express, Inc.............................Georgia
          Arby's (Hong Kong) Limited.........................Hong Kong
          Arby's De Mexico S.A. de CV........................Mexico
             Arby's Immobiliara..............................Mexico
             Arby's Servicios................................Mexico
            Arby's Restaurants, Limited......................United Kingdom
            Arby's Limited...................................United Kingdom
            Arby's Restaurant Development Corporation........Delaware
            Arby's Restaurants, Inc..........................Delaware
            RC-8, Inc. (formerly Tyndale, Inc.)..............Indiana
       RC-11, Inc. (formerly National Picture &
        Frame Co.)...........................................Mississippi
       Promociones Corona Real, S.A. de C.V..................Mexico
       RC Leasing, Inc.......................................Delaware
       Royal Crown Nederland B.V.............................Netherlands
            RC Cola Canada Limited (formerly Nehi Canada
                     Limited)................................Canada
            Royal Crown Bottling Company of Texas (formerly
            Royal Crown Bottlers of Texas, Inc.).............Delaware
            Royal Crown Company, Inc. (formerly Royal Crown
                     Cola Co.)...............................Delaware
                     TriBev Corporation......................Delaware
Triarc Holdings 1, Inc.......................................Delaware
Triarc Holdings 2, Inc.......................................Delaware
Triarc Development Corporation...............................Delaware
Triarc Acquisition Corporation...............................Delaware

- - - ------------

(1) Included in the consolidated financial statements of Triarc Companies, Inc. as a fully-consolidated subsidiary.

  * 50% owned by GS Holdings, Inc. and 50% owned by Southeastern Public Service Company.
 ** 94.6% owned by Triarc Companies, Inc. and 5.4% owned by Southeastern Public Service Company.

*** 50% owned by Graniteville Company and 50% owned by Wilson Brothers.